EXHIBIT 99.1

Financial statements of DigitizeIQ, LLC

As of December 31, 2014 and for the period from inception (July 23, 2014) through December 31, 2014.

DIGITIZEIQ, LLC

FINANCIAL STATEMENTS

WITH

INDEPENDENT AUDITORS’ REPORT

DECEMBER 31, 2014

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Member

DigitizeIQ, LLC

We have audited the accompanying balance sheet of DigitizeIQ, LLC (the “Company”) as of December 31, 2014 and the related statements of operations, member’s deficiency, and cash flows for the period from inception (July 23, 2014) to December 31, 2014. The financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2014, and the results of its operations and its cash flows for the period from inception (July 23, 2014) to December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

/s/ Paritz & Company, P.A.
Paritz & Company, P.A.

Hackensack, New Jersey

March 10, 2016

DIGITIZEIQ, LLC

Balance Sheet

December 31, 2014

ASSETS
Current assets:
Cash	$73,205
Accounts receivable	57,800
Prepaid Expenses	1,896
Total current assets and total assets	$132,901

LIABILITIES AND MEMBER’S DEFICIENCY
Current liabilities:
Accounts payable	$33,433
Credit card payable	37,403
Deferred revenue	105,100
Total current liabilities and total liabilities	175,936
Commitments and contingencies

Member’s Deficiency	(43,035)
Total liabilities and member’s deficiency	$132,901

See accompanying notes to financial statements

DIGITIZEIQ, LLC

Statement of Operations

From Inception (July 23, 2014) through December 31, 2014

Revenue	$876,699
Cost of revenue	706,153
Gross profit	170,546
Costs and expenses
Selling, general and administrative	288,581
Total costs and expenses	288,581
Net loss	$(118,035)

See accompanying notes to financial statements.

DIGITIZEIQ, LLC

Statement of Member’s Deficiency

From Inception (July 23, 2014) through December 31, 2014

Balance - July 23, 2014, inception	$-
Member’s contribution	75,000
Net loss	(118,035)
Balance - December 31, 2014	$(43,035)

See accompanying notes to financial statements.

DIGITIZEIQ, LLC

Statement of Cash Flows

From Inception (July 23, 2014) through December 31, 2014

Operating activities
Net loss	$(118,035)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Accounts receivable	(57,800)
Prepaid Expenses	(1,896)
Accounts payable and accrued expenses	33,433
Credit card payable	37,403
Deferred revenue	105,100
Net cash used in operating activities	(1,795)
Financing activities
Member contribution	75,000
Net cash provided by financing activities	75,000
Net increase in cash and cash equivalents	73,205
Cash, beginning of period	-
Cash, end of period	$73,205

See accompanying notes to financial statements

DIGITIZEIQ, LLC

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2014

1	ORGANIZATION

Business description

DIGITIZEIQ, LLC, is an Illinois limited liability company that was formed on July 23, 2014, and whose primary business operation is a full service digital advertising agency specializing in lead generation and landing page optimization specifically designed for mass tort class action lawsuits.

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAP”).

Uses of estimates in the presentation of financial statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period. Actual results could differ from those estimates.

Cash

The Company maintains cash balances at various financial institutions, certain of which are insured by the Federal Deposit Insurance Corporation up to $250,000. The Company’s accounts at the insured institutions may, at times, exceed the federally insured limits. The Company has not experienced any losses in either the insured or uninsured accounts.

Accounts receivable and allowance for doubtful accounts

Accounts receivable are generally due upon receipt. The Company has a policy of reserving for uncollectible accounts based on their best estimate of the amount of profitable credit losses in its existing accounts receivable. The Company extends credit to its customers based on an evaluation of their financial condition and other factors. The Company generally does not require collateral or other security to support accounts receivable. The Company performs ongoing credit evaluations of its customers and maintains an allowance for potential bad debts if required.

The Company determines whether an allowance for doubtful accounts is required by evaluating specific accounts where information indicates the customers may have an inability to meet financial obligations. In these cases, the Company uses assumptions and judgment, based on the best available facts and circumstances, to record a specific allowance for those customers against amounts due to reduce the receivable to the amount expected to be collected. These specific allowances are re-evaluated and adjusted as additional information is received. The amounts calculated are analyzed to determine the total amount of the allowance. The Company may also record a general allowance as necessary.

Direct write-offs are taken in the period when the Company has exhausted their efforts to collect overdue and unpaid receivables or otherwise evaluate other circumstances that indicate that the Company should abandon such efforts. The Company has determined that an allowance for doubtful accounts is not required at December 31, 2014.

Deferred revenue

The Company generally requires prepayment of the initial contract amount in advance of services being performed. As such, the advance payment is deferred as a current liability until the Company delivers the leads contracted. At that time revenue is recognized and the deferred revenue liability is reduced.

Concentrations of credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and trade accounts receivable. The Company places its cash and cash equivalents with high credit quality financial institutions which at times may be in excess of the FDIC limit. The Company performs ongoing credit evaluations of its customers’ financial condition and, as a consequence, believes that its trade accounts receivable credit risk is limited.

Income taxes

The Company is a limited liability company and any income or loss is passed through to the tax returns of the member. As such, no provision for income taxes is required.

Revenue recognition

The Company recognizes revenue in accordance with Accounting Standard Codification (ASC) 605-10 (previously Securities and Exchange Commission Staff Accounting Bulletin No. 104, Revenue Recognition).

DIQ generally requires prepayment of the initial contract amount, which will result in deferred revenue until DIQ delivers the leads contracted for. Receivables will arise when DIQ, through agreement with its customer will deliver more leads than originally contracted for.

The Company generally requires prepayment of the initial contract amount in advance of services being performed. As such, the advance payment is deferred as a current liability until the Company delivers the leads contracted. At that time revenue is recognized and the deferred revenue liability is reduced.

Revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured. The Company’s revenues are derived from lead generation on a cost per lead (CPL) and flat-fee basis.

●	Before commencement of services, DIQ executes a service agreement with the client and generally commences lead generation when payment is received. Revenue from customers on a CPL basis is recognized in the period the leads are delivered and accepted by the client.

●	Revenue from flat-fee services is based on a service provided for a specific length of time rather than a delivery of leads and is recognized over the period of time the service is provided.

Fair value measurements

The Company adopted the provisions of ASC Topic 820, Fair Value Measurements and Disclosures, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents, prepaid expenses, and accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of observable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

Level 1 - quoted prices in active markets for identical assets and liabilities

Level 2 - quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3 - inputs that re unobservable (for example cash flow modeling inputs based on assumptions)

Recent accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board or other standard setting bodies that may have an impact on the Company’s accounting and reporting. The Company believes that such recently issued accounting pronouncements and other authoritative guidance for which the effective date is in the future either will not have an impact on its accounting or reporting or that such impact will not be material to its financial position, results of operations, and cash flows when implemented.

3	DEFERRED REVENUE

Deferred revenue at December 31, 2014 amounted to $105,100. Contracts with customers generally are for a thirty day period and the related deferred revenue will be recognized as the leads are generated.

4	CREDIT CARD LIABILITY

The Company maintains an arrangement with its bank whereby it utilizes credit cards to pay the majority of its obligations. The bank charges no interest on the outstanding credit card balance, which is required to be repaid at the end of each billing cycle. In the event the payment is not made timely, the bank charges a fee equal to 2% of the outstanding balance. The Company’s credit limit is approximately $500,000.

5	CONCENTRATIONS

The Company had a limited number of customers at December 31, 2014. The following summarizes our activity with our three principal customers.

	A	B	C	Other	Total

Revenue	$382,220	$228,410	$200,800	$65,269	$876,699
	43.6%	26.1%	22.9%	7.4%	100.0%
Accounts receivable	$-	$-	$57,800	$-	$57,800

Deferred revenue	$-	$105,100	$-	$-	$105,100

6	SUBSEQUENT EVENTS

The Company has evaluated events occurring subsequent to December 31, 2014 through March 8, 2016, the date that these financial statements were available to be issued.

Effective October 12, 2015, KSIX Media Holdings, Inc., a Nevada corporation (“KSIX”), executed and entered into an Agreement for the Exchange of Common Stock (the “Agreement”) with DIQ and its sole owner. Upon the execution of this Agreement, DIQ became a wholly-owned subsidiary of KSIX.